COMPENSATION COMMITTEE CHARTER
OF
NF ENERGY SAVING CORPORATION

I.	PURPOSE OF COMMITTEE

The purpose of the Compensation Committee (the “Committee’’) of the Board of Directors (the “Board’’) of NF Energy Saving Corporation (“NFES’’) is to assist the Board in carrying out its responsibilities with respect to:

•
Oversight of the development, implementation, and effectiveness of NFES’s compensation philosophy, policies, and strategies which are designed to support the business objectives of NFES by attracting, retaining, rewarding, and motivating the technical and entrepreneurial skills and talent needed to achieve those objectives.

•	Oversee and assure regulatory compliance and reporting requirements with respect to compensation or related matters.

II.	COMMITTEE MEMBERSHIP

The Committee shall be comprised of at least two members of the Board, each of whom shall serve for such term or terms as the Board may determine, and shall be “independent’’ according to the listing standards of the NYSE AMEX (“AMEX”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), as amended from time to time.

Notwithstanding the preceding paragraph, if the Committee is comprised of at least three members, one member of the Board who is not defined as “independent,” and is not a current officer or employee or an immediate family member of such person, may be appointed to the Committee, if the Board determines that it is an exceptional and limited circumstance and that membership of such person on the Committee is required by the best interests of NFES and its shareholders, and the Board makes appropriate disclosure in the next annual meeting proxy statement (or in the next annual report of NFES on SEC Form 10-K or equivalent) subsequent to such determination, concerning the nature of the relationship and the reasons for that determination. A member of the Board appointed to the Committee pursuant to this exception may not serve for in excess of two years.

Unless a chair is elected by the Board, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

Determinations of independence shall be made by the Board as the Board interprets such qualifications in its business judgment and in accordance with applicable law and regulation and SEC and AMEX rules and standards.

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III.	ORGANIZATION

The Committee will meet at least two times each year or more frequently as it deems necessary or appropriate to carry out its duties and responsibilities.

The Chairman shall, in consultation with management and other Committee members, set the agenda for and preside at meetings of the Committee. The Chairman shall designate an individual to record and keep minutes of all Committee meetings.

The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions.

IV.	COMMITTEE DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities of the Committee:

A.
Approve NFES’s employee and director compensation plans, including any new equity compensation plans or material change to an existing equity compensation plans, and oversee the administration of these plans.

B.	Evaluate the CEO’s performance in light of Board approved goals and objectives, and determine and approve the CEO’s equity and non-equity compensation, including salary, bonus, and incentives.

C.
Taking into account the recommendations of the CEO, evaluate the performance of other senior executive in light of approved goals and objectives, and determine and approve their equity and non-equity compensation, including salary, bonus, and incentives.

D.	Approve, or delegate where appropriate, all grants of equity-based awards.

E.	Review annually and approve:

•	Benefits and perquisites provided to NFES’s executives or other senior management members (where appropriate).

•	Employment agreements, severance arrangements and change in control agreements and provisions relating to NFES’s executives or other senior management members (where appropriate).

F.	Prepare any report on executive compensation or related issue, as required of the Committee by the rules and regulations of the SEC.

G.	Engage outside advisors, as appropriate, to advise the Committee on compensation matters.

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H.	Report to the Board on a regular and timely basis, the actions taken by the Committee.

I.	To discharge any other duties or responsibilities delegated to the Committee by the Board from time to time.

V.	COMMITTEE REPORTS

The Committee shall prepare the following reports and provide them to the Board:

A.	A Compensation Committee Report on Executive Compensation as required by the SEC to be included in NFES’s annual proxy statement, in accordance with applicable SEC rules and regulations.

B.	A summary of the actions taken at each Committee meeting.

VI.	RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting, and other advisors to assist it. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of management as well as legal, accounting and other advisors retained by NFES  The Committee may retain, if appropriate, independent legal, accounting, and other advisors to assist it, and may determine the compensation of such advisors, and NFES shall be responsible for any costs or expenses so incurred.

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